                           REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of China Complant Group Inc

We have audited the accompanying balance sheets of China Complant Group Inc as of September 30, 2010 and 2009, and the related statements of income, stockholders’ equity and comprehensive income, and cash flows for each of the years in the two-year period ended September 30, 2010. China Complant Group Inc’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of China Complant Group Inc as of September 30, 2010 and 2009, and the results of its operations and its cash flows for each of the years in the two-year period ended September 30, 2010 in conformity with accounting principles generally accepted in the United States of America.

/s/ Kenne Ruan, CPA, P.C.

Woodbridge, Connecticut

December 24, 2010

China Complant Group Inc
Consolidated Balance Sheets
(Expressed in US Dollars)
	September 30,	September 30,
	2010	2009
	(Audited)	(Audited)
ASSETS

Current assets
Cash and cash equivalents	$ 41,208	$ 47,512
Restricted cash	1,821,055	7,285,014
Accounts receivable	1,004,923	2,412,277
Deposits	1,868,060	843,406
Due from directors	676,446	0
Other accounts receivable	463,282	752,959
Inventories	3,567,845	2,544,076
Net investment in direct financing lease - current	877,468	0

Total current assets	10,320,287	13,885,244

Net investment in direct financing lease – non-current	3,825,339	0
Property, plant and equipment – net	6,254,876	988,067
Construction-in-progress	744,343	2,929
Intangible assets	135,410	133,100

Total assets	$21,280,255	$15,009,340

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities
Bank loans	2,089,209	732,172
Notes payable	1,523,493	926,484
Accounts payable	559,084	887,951
Advance from customers	4,979,968	7,643,994

Other taxes payable	49,583	53,816
Due to directors	0	4,569,874
Other accounts payable and accrued liabilities	686,591	181,791

Total current liabilities	9,887,928	14,996,082

Long-term liabilities	192,653	0

Total liabilities	$10,080,581	$14,996,082

Commitments and contingencies Stockholders’ Equity
Common stock	2,500	2,500
Additional paid-in capital	16,347,209	4,638,620
Accumulated losses	(5,451,996)	(4,927,733)
Accumulated other comprehensive income	301,961	299,871

Total shareholders’ Equity	11,199,674	13,258

Total liabilities and shareholders’ Equity	$21,280,255	$15,009,340

China Complant Group Inc. Consolidated Statements of Operations
(Expressed in US Dollars)	Year Ended September 30
	2010	2009
	(Audited)	(Audited)

Net Revenues	2,910,748	2,640,231

Cost of Revenues	(1,946,649)	(2,455,335)

Gross Profit	964,099	184,896

General and Administrative Expenses	(2,073,720)	(2,008,250)

Operating Loss	(1,109,620)	(1,823,354)

Other Income	605,285	85,167

Interest Income	160,210	10,973

Other expenses	(9,336)	(17,217)

Interest Expenses	(154,785)	(16,642)

Loss Before Income Tax	(508,246)	(1,761,073)

Income Tax	(16,017)	(1,681)

Net Loss	($524,263)	($1,762,754)

China Complant Group Inc
Consolidated Statements of Cash Flows
Increase/(Decrease) in Cash and Cash Equivalents
(Expressed in US Dollars)
	Year Ended September 30,
	2010	2009
	(Audited)	(Audited)

Cash flows from operating activities
Net (Loss)	($524,263)	($1,762,754)
Adjustments to reconcile net loss to
net cash used in operating activities
Depreciation of property, plant and equipment	164,589	81,348
Bad debt	789,046	1,408,288
Change in:
Restricted cash	5,478,991	(6,729,848)
Accounts receivable	910,561	(559,952)
Deposits	(1,028,219)	701,936
Due from directors	(678,612)	0
Other accounts receivable	240	(836,104)
Inventories	(1,027,906)	(1,872,447)
Notes payable	599,233	556,799
Accounts payable	(329,620)	186,848
Advance from customers	(2,669,973)	5,847,471
Taxes (receivable)	(4,228)	(53,447)
Due to directors	(4,582,960)	2,418,011
Other payable and accrued expenses	486,923	201,613
Net cash used in operating activities	(2,416,198)	(412,238)

Cash flows from investing activities

Acquisition of plant and Intangible assets	(1,592,690)	(4,128)

Net cash generated from investing activities	(1,592,690)	(4,128)

Cash flows from financing activities
Cash receipts from investors	2,643,365	585,540
Bank loan obtained	2,055,951	731,925
Bank loans repayment	(734,268)	(878,310)
Net cash provided by/ (used in) financing activities	3,965,048	439,155

Effect of exchange rate changes on cash and cash equivalents	37,537	(29)

Net increase/(decrease) in cash and cash equivalents	(6,304)	22,760
Cash and cash equivalents at beginning of period	47,512	24,752
Cash and cash equivalents at end of period	$41,208	$47,512
Supplemental disclosure of cash flow information
Cash paid during the period:
Income tax paid	18,417	38,444
Interest paid	154,785	16,642
Schedule of noncash activities:
Noncash activities in financing	7,636,390	0
Noncash activities in investing	(7,636,390)	0

China Complant Group Inc Consolidated Statements of Shareholders’ Equity
(Expressed in US Dollars)			Additional		Accumulated other comprehensive income		Total
	Common	Common	paid-in			Accumulated	stockholders’
	Shares	Amount	capital			Profit/(Losses)	equity

Balance, September 30, 2008	25,000,000	$ 2,500	$ 4,047,026		$ 302,324	$(3,164,979)	$ 1,186,871
Issuance of stock			591,594	*			$ 591,594
Profit (Loss) for the year						(1,762,754)	$ (1,762,754)
Translation of foreign operations					(2,453)		$ (2,453)

Balance, September 30, 2009	25,000,000	$ 2,500	4,638,620		299,871	(4,927,733)	$ 13,258

Issuance of stock			11,708,589	*			$ 11,708,589
Profit (Loss) for the year						(524,263)	$ (524,263)
Translation of foreign operations					2,090		$ 2,090
Balance, September 30, 2010	25,000,000	$ 2,500	$ 16,347,209		$ 301,961	$(5,451,996)	$ 11,199,674

   *Equity increases due to the owner’s contributions for exchange for shares

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

China Complant Group  Inc (“China Complant” or “the Company”) was incorporated in the State of Nevada on December 16, 2009 under the name of FangXing Holding Inc. On December 20, 2010, JianXun Si purchased 97% of the outstanding shares of FangXing Holding Inc., became the Chairman and President, and changed the name of the company to China Complant Group Inc.

China Complant has not conducted much substantive operations of its own, and conducts its primary business operations through its variable interest entity (“VIE”), Henan Complant Mechanical & Electrical Equipment Group Co., Ltd (“Henan Complant”) under FASB Accounting Standards Codification (“ASC”) Topic 810-10.

Before September 8, 2010, Henan Complant was named as Henan Weilong Air Separation Equipment Co., Ltd. (“Henan Weilong”). Henan Weilong was incorporated in ZhenZhou, Henan, China by JianXun Si on November 27, 2001, and its business was manufacturing and sale of pressure containers, air separators, environmental equipment, lower temperature equipment, chemical equipment and metallurgical equipment, and air supplying investment, and undertaking internationally contracted projects, and exports and imports of goods and technologies. In August 2010, Henan Weilong established its subsidiary USA Weilong Electromechanically Trade Inc.,in 410 S. San Gabriel Blvd., #8, San Gabriel, CA 91776. On April 15, 2011, China Complant directly owned USA Weilong.

Following is the organization figure of this company.

China Complant Group Inc. (USA)
100% Owned
USA Weilong Electromechanical Trade Inc.
Outside of China
Inside of China
Contractual Arrangement
HeNan Complant Mechanical & Electrical Equipment Group Co.Ltd

NOTE 2 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting and Principles of Consolidation

The consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) under the rules of Article 8 of Regulation S-X, that include the financial statements of China Complant and its subsidiaries and VIE, Henan Complant. All inter-company transactions and balances have been eliminated.

Minority interests at the balance sheet date, being the portion of the net assets of subsidiaries attributable to equity interests that are not owned by China Complant, whether directly or indirectly through subsidiaries, are presented in the consolidated balance sheet separately from liabilities and the shareholders’ equity.  Minority interests in the results of the Company for the years are also separately presented in the income statement.

The Company selected September 30 as its year-end.

VIE Arrangements

To comply with PRC laws and regulations that restrict foreign ownership of companies in some business environment such as the prohibits or limits of taking Chinese government foreign aid loan etc., the Company conducts substantially the majority of its businesses through the variable interest entity (“VIE”), Henan Complant Mechanical & Electrical Equipment Group Co., Ltd. ("Henan Complant"), engaged in designing and manufacturing of air separating equipment, and undertaking internationally contracted projects of EPC (Engineering, Procurement and Construction) etc., in the People's Republic of China ("China").

There are a series of the contractual arrangements entered between China Complant and Henan Complant. Through these contractual arrangements, we have the ability to substantially influence Henan Complant’s day-to-day operations and financial affairs, appoint its senior managers and approve all matters requiring shareholder approval. As a result of these contractual arrangements, the economy benefits (loss) and risk are transferred from Henan Complant to us, and we are considered the primary beneficiary of Henan Complant. These contracts are:

Consulting Service Agreement:

Under this agreement, China Complant acts as the exclusive business consulting and services provider, and owns the intellectual property rights developed or discovered through research and development for Henan Complant. Henan Complant pays an annually consulting service fees to China Complant, and the accumulated payment will not be less than the minimum purchase costs of China Complant to directly acquire Henan Complant under the permissible of China’s law.

Operating Agreement:

Under this agreement, Henan Complant agrees that without the prior consent of China Complant, Henan Complant will not engage in any transactions that could materially affect the assets, liabilities, rights or operations of Henan Complant. The Henan Complant Majority Stockholders must designate the candidates recommended by China Complant as their representatives on Henan Complant’s board of directors. China Complant has the right to appoint senior executives of Henan Complant.

Equity Pledge Agreement.

Under this agreement, the Henan Complant Majority Stockholders pledged all of their equity interests in Henan Complant to China Complant to guarantee Henan Complant’s performance of its obligations under the consulting services agreement.

Option Agreement

Under the option agreement, the Henan Complant Majority Stockholders irrevocably granted China Complant or its designee an exclusive option to purchase, to the extent permitted under Chinese law, all or part of the equity interests in Henan Complant.

Loan Agreement.

Under the loan agreement with the Henan Complant Stockholders, China Compalnt will supply them an equity line, free of interests’ loan for the stockholders to invest in Hanan Complant for managing and expansion of business.

As a result of the contractual arrangements above, China Complant bears the economic risks and absorbs the loss of VIEs, and receives the economic benefits of the VIEs, and is the primary beneficiary of the VIEs under FASB Accounting Standards Codification (“ASC”) Topic 810-10. Accordingly, the Company consolidates Henan Complant’s results, assets and liabilities.

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Foreign Currency Translation and Transactions

The functional currency of China Complant and USA Weilong is US Dollar (“US$”) and the financial records are maintained and the financial statements prepared in US$.  The functional currency of Helan Complant is RENMINBI (“RMB”) and their financial records are maintained, and their financial statements are prepared, in RMB.

Foreign currency transactions during the period are translated into each company’s denominated currency at the exchange rates at the transaction dates.  Gain and loss resulting from foreign currency transactions are included in the consolidated statement of operations.  Assets and liabilities denominated in foreign currencies at the balance sheet date are translated into each company’s denominated currency at the yearend exchange rates. All exchange differences are dealt with in the consolidated statements of operations.

The financial statements of the Company’s operations based outside of the United States have been translated into US$ in accordance with ASC 830. Management has determined that the functional currency for each of the Company’s foreign operations is its applicable local currency. When translating functional currency financial statements into US$, year-end exchange rates are applied to the consolidated balance sheets, while average period rates are applied to consolidated statements of operations.  Translation gains and losses are recorded in translation reserve as a component of stockholders’ equity.

The value of the RMB is subject to changes in China’s central government policies and to international economic and political developments affecting supply and demand in the China Foreign Exchange Trading System market. Since 1994, the conversion of RMB into foreign currencies, including US$, has been based on rates set by the People’s Bank of China, which are set daily based on the previous day’s inter-bank foreign exchange market rates and current exchange rates on the world financial markets.  Since 1994, the official exchange rate generally has been stable.  In July 2005, the Chinese government announced that it will no longer peg its currency exclusively to US$ but will switch to a managed floating exchange rate based on market supply and demand with reference to a basket of currencies which will likely increase the volatility of RMB as compared to US$.

The exchange rates used as of September 30, 2010 and December 31, 2009 are US$1:RMB6.7011, and US$1:RMB6.829, respectively.  The weighted average rates ruling for the periods ended September 30, 2010 and September 30, 2009 are US$1:RMB6.8095, and US$1:RMB6.8313, respectively.

Foreign Currency Risk

The RMB is not a freely convertible currency. The State Administration for Foreign Exchange, under the authority of the People’s Bank of China, controls the conversion of RMB into foreign currencies.  The value of the RMB is subject to changes in central government policies and to international economic and political developments affecting supply and demand in the China Foreign Exchange Trading System market.

The PRC subsidiaries conduct their business substantially in the PRC, and their financial performance and position are measured in terms of RMB.  Any devaluation of the RMB against the USD would consequently have an adverse effect on the financial performance and asset values of the Company when measured in terms of USD. The PRC subsidiaries’ products are primarily procured, sold and delivered in the PRC for RMB.  Thus, their revenues and profits are predominantly denominated in RMB.  Should the RMB devalue against USD, such devaluation could have a material adverse effect on the Company’s profits and the foreign currency equivalent of such profits repatriated by the PRC entities to the Company.

Cash and Cash Equivalents

Cash and cash equivalents include cash in hand and all highly liquid investments with an original maturity of three months or less.

Allowance for Doubtful Accounts

We record an allowance for doubtful accounts based on specifically identified amounts that the Company believes to be uncollectible and the aging methods.  We have a limited number of customers with individually large amounts due at any given balance sheet date.  Any unanticipated change in one of those customers’ credit worthiness or other matters affecting the collectability of amounts due from such customers could have a material effect on the results of operations in the period in which such changes or events occur.  After all attempts to collect a receivable have failed, the receivable is written off against the allowance.

Aging Of Accounts Receivable (in years)	Proportion of Provision

Less than 1	0
1 to 2	10％
2 to 3	30％
More than 3	100％

 The balances of the allowance for doubtful accounts as of March 31, 2011, were $ 2.98 million.

Inventories

Inventories are stated at the lower of cost or market.  Cost is calculated using first-in, first-out method.  Cost includes all costs of purchase, cost of conversion and other costs incurred in bringing the inventories to their present location and condition.  Market value is determined by reference to the sales proceeds of items sold in the ordinary course of business after the balance sheet date or to management estimates based on prevailing market conditions.

Property, Plant, Equipment and Depreciation

Property, plant and equipment are stated at cost. Depreciation is computed using the straight-line method to allocate the cost of depreciable assets over the estimated useful lives of the assets as follows:

Estimated useful life (in years)

Building	20
Computer equipment	3
Office equipment	5
Motor vehicle	10

Major improvements of property, plant and equipment are capitalized, while expenditures for repair and maintenance and minor renewals and betterments are charged directly to the statements of operations as incurred. When assets are disposed of, the related cost and accumulated depreciation thereon are removed from the accounts and any resulting gain or loss is included in the statement of operations.

Accounting for Leases

The Company follows ASC 840 for accounting for leases. In February 2010, the Company leased out its air separation facility in Wuxi and the lease term is 60 months. According to ASC 840, as a lessor, the Company classified the lease as direct financing lease. Because according to the lease terms and conditions, the present value of the minimum lease payments is over 90% of the fair value of the leased property and 1. Collectivity of the minimum lease payments is predictable; and 2. No important uncertainties surround the amount of unreimbursable costs to be incurred under the lease. The following is the list of components of the Company’s net investment in direct financing lease:

Net minimum lease payments to be received

$4,021,728

Estimated residual values of leased property

   827,324

Less: Unearned income

   146,245

Net investment in direct financing lease

$4,702,807

Intangible Assets

Intangible assets include land use right, and the company amortizes it on a straight-line basis based on the life of the assets.

Fair Values of Financial Instruments

The carrying amounts of financial instruments (cash and cash equivalents, investments, accounts receivable and accounts payable) approximate their fair values as of September 30, 2010 and 2009 because of the relatively short-term maturity of these instruments.

Revenue Recognition

The Company evaluates revenue recognition on a contract-by-contract basis as the terms of each arrangement vary.  The evaluation of the contractual arrangements often requires judgments and estimates that affect the timing of revenue recognized in the statements of operations.  Specifically, the Company may be required to make judgments about:

•

whether the fees associated with our products and services are fixed or determinable;

•

whether collection of our fees is reasonably assured;

•

whether we have the ability to make reasonably dependable estimates in the application of the percentage-of-completion method; and

•

whether we have verifiable objective evidence of fair value for our products and services.

Revenue from multiple-element arrangements is recognized in accordance with ASC 605-25, “Revenue Arrangements with Multiple Deliverables”. Under ASC 605-25, the Company recognizes revenue from the multiple-deliverables which has value to the customer on a stand-alone basis. Deliverables in an arrangement that do not meet the separation criteria in ASC 605-25 are treated as one unit of accounting for purposes of revenue recognition.

Advertising costs

All advertising costs incurred in the promotion of the Company’s products and services are expensed as incurred. Advertising expenses were insignificant for the years ended September 30, 2010 and 2009.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740 “Accounting for Income Taxes.” Under ASC 740, deferred tax liabilities or assets at the end of each period are determined using the tax rate expected to be in effect when taxes are actually paid or recovered.  Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets not be realized.

ASC 740 also provides guidance for recognizing and measuring uncertain tax positions, and prescribes a threshold condition that a tax position must meet for any of the benefit of the uncertain tax position to be recognized in the financial statements.  Guidance is also provided regarding derecognition, classification and disclosure of these uncertain tax positions.

Earnings per Common Share

The Company computes net earnings per share in accordance with ASC 260, “Earnings per Share” and SEC Staff Accounting Bulletin No. 98 (“SAB 98”).  Under the provisions of ASC 260 and SAB 98, basic net earnings per share is computed by dividing the net earnings available to common shareholders for the period by the weighted average number of shares of common stock outstanding during the period.  The calculation of diluted net earnings per share gives effect to common stock equivalents, however, potential common stock in the diluted EPS computation are excluded in net loss periods, as their effect is anti-dilutive.

Recent Accounting Pronouncements

On August 17, 2010, the FASB and IASB issued an ED on lease accounting. The ED, released by the FASB as a proposed ASU, creates a new accounting model for both lessees and lessors and eliminates the concept of operating leases. The proposed ASU, if finalized, would converge the FASB’s and IASB’s accounting for lease contracts in most significant areas.

In January 2010, the FASB issued guidance to amend the disclosure requirements related to recurring and nonrecurring fair value measurements. The guidance requires new disclosures on the transfers of assets and liabilities between Level 1 (quoted prices in active market for identical assets or liabilities) and Level 2 (significant other observable inputs) of the fair value measurement hierarchy, including the reasons and the timing of the transfers. Additionally, the guidance requires a roll forward of activities on purchases, sales, issuance, and settlements of the assets and liabilities measured using significant unobservable inputs (Level 3 fair value measurements). The guidance became effective for us with the reporting period beginning January 1, 2010, except for the disclosure on the roll forward activities for Level 3 fair value measurements, which will become effective for us with the reporting period beginning July 1, 2011. Other than requiring additional disclosures, adoption of this new guidance did not have a material impact on our financial statements.

In October 2009, the FASB issued guidance on revenue recognition that will become effective for us beginning July 1, 2010, with earlier adoption permitted. Under the new guidance on arrangements that include software elements, tangible products that have software components that are essential to the functionality of the tangible product will no longer be within the scope of the software revenue recognition guidance, and software-enabled products will now be subject to other relevant revenue recognition guidance. Additionally, the FASB issued guidance on revenue arrangements with multiple deliverables that are outside the scope of the software revenue recognition guidance. Under the new guidance, when vendor specific objective evidence or third party evidence for deliverables in an arrangement cannot be determined, a best estimate of the selling price is required to separate deliverables and allocate arrangement consideration using the relative selling price method. The new guidance includes new disclosure requirements on how the application of the relative selling price method affects the timing and amount of revenue recognition.

On July 1, 2009, we adopted guidance issued by the FASB that changes the accounting and reporting for non-controlling interests. Non-controlling interests are to be reported as a component of equity separate from the parent’s equity, and purchases or sales of equity interests that do not result in a change in control are to be accounted for as equity transactions. In addition, net income attributable to a non-controlling interest is to be included in net income and, upon a loss of control, the interest sold, as well as any interest retained, is to be recorded at fair value with any gain or loss recognized in net income. Adoption of the new guidance did not have a material impact on our financial statements.

In June 2009, the FASB issued guidance on the consolidation of variable interest entities, which is effective for us beginning July 1, 2010. The new guidance requires revised evaluations of whether entities represent variable interest entities, ongoing assessments of control over such entities, and additional disclosures for variable interests. We believe adoption of this new guidance will not have a material impact on our financial statements.

The Company does not anticipate that the adoption of these statements will have a material effect on the Company's financial condition and results of operations.

NOTE 3 RESTRICTED CASH

Restricted cash represent cash reserved for inventory purchases and various projects as follows:

September 30,

   2010

   2009

Cash reserved for note issued for inventory purchase

      $ 1,731,204

    $  905,114

Cash reserved for Yueyi Project

    89,851

       180,604

Cash reserved for Cao Bằng Project

       0

 6,148,044

Cash reserve for the loans

 0

    51,252

Total

 $1,821,055

           $ 7,285,014

NOTE 4 – DEPOSITS

Deposits represent the prepayment for inventory purchases, with the new purchases coming in and the old ones written off. The balances at September 30, 2010 and 2009 were $1,868,060 and $843,406, respectively.

NOTE 5 - OTHER ACCOUNTS RECEIVABLE

	September 30,	September 30,
	2010	2009

Advances to staff	$100,794	$187,183
Amount from other company	$82,738	$213,579

Promissory deposits	$276,096	$352,197
Other receivables	$3,653

Total	$463,282	$752,959

NOTE 6 - INVENTORIES

	September 30,	September 30,
	2010	2009

Parts and materials	$2,741,383	$1,729,955
Finished goods	$656,715	$780,277
Work in process	$169,748	$33,844

Total	$3,567,845	$2,544,076

Work-in-process includes payroll and other operating expenses associated with various contracts in progress.

NOTE 7 – RELATED PARTY TRANSACTIONS

The Company, from time to time, borrowed money from and made repayment to one major stockholder who is also a management member of the Company.  The amounts due to this stockholder do not bear any interest and do not have clearly defined terms of repayment.

As of September 30, 2010 and 2009, the balances due from this stockholder were $676,446 and $0, respectively. As of September 30, 2010 and 2009, the balances due to this shareholder were $0 and $4,569,874, respectively.

NOTE 8 - PROPERTY, PLANT AND EQUIPMENT, NET

The non-cash activities represent the value of air separation facilities including plant and equipment the major shareholder contributed to the Company in exchange of the company shares:

	September 30,	September 30,
	2010	2009

Building	$1,536,144	$919,059
Machine equipments	5,274,138	459,953
Computer and office equipment	45,803	36,030
Motor vehicles	28,762	28,223
	6,884,847	1,443,266
Less: Accumulated depreciation	(629,971)	(455,199)

Net Value	$6,254,876	$988,067

NOTE 9 - CONSTRUCTION-IN-PROGRESS

	September 30,	September 30,
	2010	2009

Building and Machine equipments	$744,343	$2,929

Total	$744,343	$2,929

Construction-in-progress includes payroll and other costs associated with Guangtai project. Guangtai project is the new air supplying investment in Guangdong province, with a contract signed on April 23, 2009.  According to the contract, the project would be finished on June，2011. The total cost of the project is projected to be $6.4 million. Details of the costs are as follows:

Cost of the project	September 30,
2010

KDON-6000 system	$3,730,731
Oxygen storage regulator system	328,304
Nitrogen storage regulator system	238,767
Vaporization of liquid oxygen storage system	432,765
Vaporization of liquid nitrogen storage system	343,227
Circulating water system	208,921
Civil engineering	1,119,219

Total	$6,401,934

NOTE 10 – INTANGIBLE ASSETS

	September 30,	September 30,
	2010	2009

land use right	$132,530	$133,100
financial software	$2,880

Total	$135,410	$133,100

Intangible assets include land use right and financial software.

NOTE 11 – BANK LOANS

The Company obtains loans from banks to fund operational needs. As of September 30, 2010 and 2009, the loan balances were $2,089,209 and $732,172, respectively. The loans are one year term and bear interest rates from 5.5410% to 6.3700%.

Interests are paid at the end of each quarter. The interests expenses for the years ended September 30, 2010 and 2009 were $154,785 and $16,642, respectively.

NOTE 12 - OTHER ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

	September 30,	September 30,
	2010	2009

Accrued staff commission & bonus	$251,482	$95,852
Amount to staff and other company	385,920	37,074
Promissory deposits	29,697	37,926
Other payables	0	10,939
Unearned income	19,492	0

Total	$686,591	$181,791

Other payables include wages payable to employees, rental payable, and utilities payable.

NOTE 13 - INCOME TAX

The Company is incorporated in the United States and is subject to taxes in the United States. The Company conducts all of its business through its PRC VIE Henan Complant which has its substantial business operations in China.

Henan Complant’s US subsidiary, USA Weilong Electromechenical Inc (USA Weilong), is also subject to US taxes. USA Weilong is a newly started company and it has not yet generated income for the period ended September 30, 2010.

Henan Complant (except its US subsidiary USA Weilong) is subject to taxes in the PRC. Henan Complant’s income from sales is subject to income tax at the rate of 25%. The income tax liabilities for the years ended September 30, 2010 and 2009 were $ 16,017and $ 1,681, respectively: the balances of income tax payable as of September 30, 2010 and 2009 were $-663 and $ 1,737 respectively.

NOTE 14 - OTHER TAXES PAYABLE

Other taxes payable comprise mainly of Valued-Added Tax (“VAT”) and Business Tax (“BT”). The Company is subject to output VAT levied at the rate of 17% of its operating revenue.  The input VAT paid on purchases of materials and other direct inputs can be used to offset the output VAT levied on operating revenue to determine the net VAT payable.  BT is charged at a rate of 5% on the revenue from other services.

As of September 30, 2010 and 2009, other taxes payable were $49,583 and $53,816, respectively.

NOTE 15 – COMPREHENSIVE INCOME / (LOSS)

The components of comprehensive income/(loss) were as follows:

	Year Ended September 30,
	2010	2009

Net profit/(loss)	($524,263)	($1,762,754)
Foreign currency translation adjustment	2,090	(2,453)
Comprehensive income/(loss)	($522,174)	($1,765,207)

NOTE 16 - CONCENTRATION OF CUSTOMERS

During the year, the following customers accounted for more than 10% of total sales:

                                      Year Ended September 30

                                       2010              2009

Net Sale Derived From

     Customer  A                   $ 2,736,072

     Customer  B                                     $ 2,236,867

     Customer  C                                     $ 476, 209

     Customer  D

     Customer  E

% to total net Sales from

     Customer  A                     90%

     Customer  B                                       80%

     Customer  C                                       17%

     Customer  D

     Customer  E

Account receivable from:

     Customer  A                   $ 109,548

     Customer  B                                       *

     Customer  C                                       *

     Customer  D

     Customer  E

% to total account

Receivable from

     Customer  A                     11%

     Customer  B                                      * %

     Customer  C                                      * %

     Customer  D

     Customer  E

* Less than 10%